EXHIBIT 10.3

                                    MORTGAGE


XXXXXXXXXXXXXXXXX (Names of Mortgagor) (hereinafter Mortgagor), whose address is

XXXXXXXXXXXXXXX  (address,  city, state, zip code), for consideration  paid, the receipt and sufficiency of which is hereby acknowledged, grants this mortgage to

XXXXXXXXXXXXXXXXX   (hereinafter  Mortgagee),   whose  address  XXXXXXXXXXXXXXXX

(address,  city,  state  and  zip  code),  in the  following  described  mineral interests located in XXXXXX:

         XXXXXXXXXXXX

This Mortgage and security instrument secures to Mortgagee: (a) the repayment of the  performance  of  the  following  obligations:  (a)  the  repayment  of  the

Commercial  Promissory  Note described below and all renewals,  extensions,  and modifications;  (b) the payment of all other sums, with interest, advanced under the  terms of this  Mortgage,  or said  Note to  protect  the  security  of this

Mortgage  and  security  instrument;  and (c)  the  performance  of  Mortgagor's covenants and agreements under this Mortgage and security instrument.


Said Commercial Promissory Note is that certain Commercial Promissory Note dated

XXXXXXX (date), in the amount of $XXXXXXXXX, with interest at the rate of XXXXXX percent (XXXX%), to be paid as follows:


       One payment constituting the entire balance on or before XXXXX.


A copy of said  Commercial  Promissory Note is attached hereto as Exhibit B, and is a made a part hereto by reference. Said Note is being made and given upon the statutory  Mortgage  condition  for  the  breach  of  which  it  is  subject  to foreclosure as provided by law.


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This grant is being made by said  Mortgagor  together with all the  improvements now or to be  instilled on the Mineral  Interests,  and all  easements,  rights,

appurtenances,  rents, royalties, mineral, oil and gas rights and profits, water rights  and  stock  and all  fixtures  now or to  become  a part of the  Mineral

Interests. All replacements and additions shall also be covered by this security instrument.  All of the foregoing is referred to in this security  instrument as the Mineral Interests.


Mortgagor  covenants that Mortgagor is lawfully seized of the estate conveyed by this security  instrument and has the right to mortgage,  grant,  and convey the

Mineral  Interests and that the Mineral  Interests are  unencumbered.  Mortgagor warrants and will defend  generally the title to the Mineral  Interests  against all claims and demands, subject to any encumbrances of record.

Mortgagor and Mortgagee covenant and agree as follows:



I.   PAYMENT OF PRINCIPAL AND INTEREST; PREPAYMENT AND LATE CHARGES



Mortgagor  shall  promptly pay, when due, the principal of the debt evidenced by the Note and late charges due under the Note.



II.   APPLICATION OF PAYMENTS



Unless  applicable law provides  otherwise,  all payments  received by Mortgagee under Section One shall be applied:  first,  to late charges due under the Note;

second, to any interest due after default; and last, to principal due.



III.   CHARGES; LIENS



Mortgagor  shall pay all taxes,  assessments,  charges,  fines,  and impositions attributable  to the  Mineral  Interests  that may  attain  priority  over  this security  instrument,  and leasehold payments or ground rents, if any. Mortgagor

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shall pay  these  obligations  on time  directly  to the  person  owed  payment.

Mortgagor shall promptly  furnish to Mortgagee all notices of amounts to be paid under this  paragraph.  If Mortgagor  makes these payments  directly,  Mortgagor shall promptly furnish to Mortgagee receipts evidencing the payments.



Mortgagor shall promptly discharge any lien that has priority over this security instrument  unless  Mortgagor:  (a)  agrees in  writing  to the  payment  of the obligation secured by the lien in a manner acceptable to Mortgagee; (b) contests in good faith the lien by, or defends against  enforcement of the lien in, legal proceedings which in the Mortgagee's  opinion operate to prevent the enforcement of the lien or forfeiture  of any part of the Property;  or (c) secures from the holder of the lien an agreement satisfactory to Mortgagee subordinating the lien to this  security  instrument.  If  Mortgagee  determines  that  any part of the

Mineral  Interests  are  subject  to a lien that may attain  priority  over this security instrument, Mortgagee may give Mortgagor a notice identifying the lien.

Mortgagor  shall  satisfy  the lien or take one or more of the actions set forth above within Ten (10) days of the giving of notice.



IV.   PRESERVATION AND MAINTENANCE OF MINERAL INTERESTS; LEASEHOLDS



Mortgagor shall not destroy, damage, or substantially change the Property, allow the  Mineral  Interests  to  deteriorate,  or  commit  waste.  If this  security instrument is on a leasehold,  Mortgagor shall comply with the provisions of the lease,  and if  Mortgagor  acquires  fee  title to the  Mineral  Interests,  the leasehold and fee title shall not merge unless Mortgagee agrees to the merger in writing.



V. PROTECTION OF MORTGAGEE'S RIGHTS IN THE MINERAL INTERESTS; MORTGAGE INSURANCE



If Mortgagor  fails to perform the  covenants and  agreements  contained in this security  instrument,  or there  is a legal  proceeding  that may  significantly affect  Mortgagee's  rights in the Mineral  Interests  (such as a proceeding  in


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bankruptcy,  probate, for condemnation, or to enforce laws or regulations), then

Mortgagee  may do and pay for  whatever is necessary to protect the value of the

Mineral Interests and Mortgagee's rights in the Mineral  Interests.  Mortgagee's actions may include  paying any sums  secured by a lien that has  priority  over this security instrument, appearing in court, paying reasonable attorney's fees,

and entering on the Mineral  Interests to make repairs.  Although  Mortgagee may take action under this paragraph, Mortgagee does not have to do so.



Any amounts  disbursed by Mortgagee  under this Section shall become  additional debt of Mortgagor  secured by this  security  instrument.  Unless  Mortgagor and

Mortgagee  agree to other terms of payment,  these  amounts  shall bear interest from the date of  disbursement  at the Note  rate  and  shall be  payable,  with interest, on notice from Mortgagee to Mortgagor requesting payment.



VI.    MORTGAGOR NOT RELEASED; FORBEARANCE BY MORTGAGEE NOT A WAIVER



Extension of the time for payment or  modification  of  amortization of the sums secured by this  security  instrument  granted by Mortgagee to any  successor in interest of Mortgagor shall not operate to release the liability of the original

Mortgagor or Mortgagor's successors in interest. Mortgagee shall not be required to commence  proceedings  against any  successor in interest or refuse to extend the time for payment or  otherwise  modify  amortization  of the sums secured by this security  instrument by reason of any demand made by the original Mortgagor

or  Mortgagor's   successors  in  interest.  Any  forbearance  by  Mortgagee  in exercising any right or remedy shall not be a waiver of or preclude the exercise of any right or remedy.



VII.   SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY



The covenants and agreements of this security  instrument shall bind and benefit the successors and assigns of Mortgagee and Mortgagor, subject to the provisions of Section  Eleven.  Mortgagor's  covenants  and  agreements  shall be joint and



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several. Any Mortgagor who cosigns this security instrument but does not execute the Note: (a) is cosigning this security instrument only to Mortgage, grant, and convey that  Mortgagor's  interest in the Mineral  Interests  under the terms of this  security  instrument;  (b) is not  personally  obligated  to pay the  sums secured by this security instrument; and (c) agrees that Mortgagee and any other

Mortgagor may agree to extend, modify,  forbear, or make any accommodations with regard  to the  terms  of this  security  instrument  or the Note  without  that

Mortgagor's consent.



VIII.   NOTICES



Any notice to Mortgagor provided for in this security  instrument shall be given by  delivering  it or by mailing it by first  class mail unless  applicable  law requires the use of another method.  The notice shall be directed to the Mineral

Interests  address  or any  other  address  Mortgagor  designates  by  notice to

Mortgagee.  Any  notice  to  Mortgagee  shall be given  by first  class  mail to

Mortgagee's  address  stated in this  security  instrument  or any other address

Mortgagee  designates  by notice to Mortgagor.  Any notice  provided for in this security instrument shall be deemed to have been given to Mortgagor or Mortgagee when given as provided in this paragraph.



IX.   GOVERNING LAW; SEVERABILITY



This  security  instrument  shall be  governed by federal law and the law of New

Mexico in which the Mineral Interests are located. If any provision or clause of this security instrument or the Note conflicts with applicable law, the conflict shall not affect other provisions of this security  instrument or the Note which can be  given  effect  without  the  conflicting  provision.  To  this  end  the provisions  of  this  security  instrument  and  the  Note  are  declared  to be severable.



X.   MORTGAGOR'S COPY



Mortgagor  shall be given one  conformed  copy of the Note and of this  security instrument.



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XI.   TRANSFER OF THE PROPERTY OR A BENEFICIAL INTEREST IN MORTGAGOR



If all or any part of the  Mineral  Interests  or any  interest in it is sold or transferred (or if a beneficial interest in Mortgagor is sold or transferred and

Mortgagor is not a natural person) without  Mortgagee's  prior written  consent,

Mortgagee  may, at its  option,  require  immediate  payment in full of all sums secured by this security instrument. However, this option shall not be exercised by Mortgagee if its exercise is prohibited by federal law as of the date of this security instrument.



If Mortgagee  exercises this option,  Mortgagee  shall give Mortgagor  notice of acceleration.  The notice  shall  provide a period of not less than  Thirty (30)

days from the date the notice is delivered or mailed within which Mortgagor must pay all sums secured by this security  instrument.  If  Mortgagors  fails to pay these sums prior to the  expiration  of this  period,  Mortgagee  may invoke any remedies permitted by this security  instrument without further notice or demand on Mortgagor.



XII.   ACCELERATION; REMEDIES



Mortgagee  shall  give  notice  to  Mortgagor  prior to  acceleration  following

Mortgagor's breach of any covenant or agreement in this security instrument. The notice  shall  specify:  (a) the  default;  (b) the action  required to cure the default;  (c) a date, not less than Thirty (30) days from the date the notice is given to Mortgagor,  by which the default must be cured; and (d) that failure to cure the  default  on or before the date  specified  in the notice may result in acceleration  of the sums secured by this security  instrument,  foreclosure  by judicial  proceeding,  and sale of the Mineral Interests.  If the default is not cured on or before the date specified in the notice, Mortgagee at its option may



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require  immediate  payment  in  full  of all  sums  secured  by  this  security instrument without further demand and may foreclose this security  instrument by judicial  proceeding.  Mortgagee  shall be  entitled  to  collect  all  expenses incurred in pursuing the remedies provided in this paragraph, including, but not limited to, reasonable attorney's fees and the costs of title evidence.



XII.    MORTGAGEE IN POSSESSION



Upon  acceleration,  or  abandonment  of the Mineral  Interests,  Mortgagee  (in person,  by agent,  or by judicially  appointed  receiver)  shall be entitled to enter on, take  possession  of, and manage the Mineral  Interests and to collect the rents of the Mineral Interests including those past due. Any rents collected by Mortgagee or the receiver  shall be applied first to the payment of the costs of management of the Mineral Interests and collection of rents,  including,  but not limited to,  receiver's fees,  premiums on receiver's  bonds, and reasonable attorney's fees, and then to the sums secured by this security instrument.



XIII.   RELEASE



On payment of all sums  secured by this  security  instrument,  Mortgagee  shall release this security  instrument  without charge to Mortgagor.  Mortgagor shall pay any recordation costs.



XIV.   REDEMPTION PERIOD



If this security instrument is foreclosed,  the redemption period after judicial sale shall be one month.


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Mortgagor  accepts  and  agrees  to the terms and  covenants  contained  in this security instrument.


WITNESS OUR SIGNATURES this _____ day of __________________, 2011.



                                            Black Rock Capital, LLC,
                                            A Texas Limited Liability Company


                                            By: _____________________________
                                                     Manager



















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                                    EXHIBIT A

Attached to and made a part of that certain Mortgage in Lea County, New Mexico, dated April 29, 2011 between Black Rock Capital, LLC. and Red Mountain Resources, Inc., including all right, title, interest plus any well bores.

List of Oil & Gas Leases

Lease No. 1                                                  Allocated Value

Lessor; United States of America                                 $474,790.00
Lessee: Shackelford Oil Company
Lease Number NM-65441
Lease Date: 4/1/1983
Recording: Unrecorded
Land Description: Township 26 South-Range 34 East,
  Section 24: All,
  Section 25: All
Lease Status: HBP
Gross Acres: 1280
Net Acres: 507.75
Lea County, New Mexico


Lease No. 2

Lessor: United States of America                               $4,273,110.00
Lessee: Shackelford Oil Company
Lease Number-NM-93223
Lease Date: 6/1/1994
Recording: Unrecorded
Land Description: Township 26 South-Range 35 East,
  Section 18: SE/4, E/2SW/4, Lot 3, 4
  Section 19: Lots 1, 2, 3, & 4, E/2W/2
Lease Status: HBP
Gross and Net Acres: 645.60
Lea County, New Mexico


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